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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statement (Form S-8, Nos. 333-41682, 333-65844, 333-91472, 333-106181, 333-117744, and 333-122379) pertaining to the 1997 Stock Option Plan, the 2000 Employee Stock Purchase Plan and the 2000 Non-Employee Directors Stock Option Plan of Cepheid of our report dated February 24, 2005 with respect to the consolidated financial statements of Cepheid, Cepheid management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Cepheid included in the Annual Report (Form 10-K) for the year ended December 31, 2004.

                      /s/  ERNST & YOUNG

Palo Alto, California
February 24, 2005

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm